FINANCIAL SUPPLEMENT 3rd Quarter 2021

Information is unaudited, estimated and subject to change. DISCLAIMER This presentation includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Actual results may differ from expectations, estimates and projections and, consequently, readers should not rely on these forward-looking statements as predictions of future events. Words such as “goal” “expect,” “target,” “assume,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believe,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from expected results, including, among other things, those described in our most recent Annual Report on Form 10-K, and any subsequent Quarterly Reports on Form 10-Q and Current Report on Form 8-K, under the caption “Risk Factors.” Factors that could cause actual results to differ include, but are not limited to:our business and investment strategy; our ability to accurately forecast the payment of future dividends on our common and preferred stock, and the amount of such dividends; our ability to determine accurately the fair market value of our assets; availability of investment opportunities in real estate-related and other securities, including our valuation of potential opportunities that may arise as a result of current and future market dislocations; effect of the novel coronavirus (or COVID-19) pandemic on real estate market, financial markets and our Company, including the impact on the value, availability, financing and liquidity of mortgage assets; how COVID-19 may affect us, our operations and our personnel; our expected investments; changes in the value of our investments, including negative changes resulting in margin calls related to the financing of our assets; changes in interest rates and mortgage prepayment rates; prepayments of the mortgage and other loans underlying our mortgage-backed securities, or RMBS, or other asset-backed securities, or ABS; rates of default, delinquencies or decreased recovery rates on our investments; general volatility of the securities markets in which we invest; our ability to maintain existing financing arrangements and our ability to obtain future financing arrangements; our ability to effect our strategy to securitize residential mortgage loans; interest rate mismatches between our investments and our borrowings used to finance such purchases; effects of interest rate caps on our adjustable-rate investments; the degree to which our hedging strategies may or may not protect us from interest rate volatility; the impact of and changes to various government programs, including in response to COVID-19; impact of and changes in governmental regulations, tax law and rates, accounting guidance, and similar matters; market trends in our industry, interest rates, the debt securities markets or the general economy; estimates relating to our ability to make distributions to our stockholders in the future; our understanding of our competition; availability of qualified personnel; our ability to maintain our classification as a real estate investment trust, or, REIT, for U.S. federal income tax purposes; our ability to maintain our exemption from registration under the Investment Company Act of 1940, as amended, or 1940 Act; our expectations regarding materiality or significance; and the effectiveness of our disclosure controls and procedures. Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Chimera does not undertake or accept any obligation to release publicly any updates or revisions to any forward-looking statement to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based. Additional information concerning these and other risk factors is contained in Chimera’s most recent filings with the Securities and Exchange Commission (SEC). All subsequent written and oral forward-looking statements concerning Chimera or matters attributable to Chimera or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above. This presentation may include industry and market data obtained through research, surveys, and studies conducted by third parties and industry publications. We have not independently verified any such market and industry data from third-party sources. This presentation is provided for discussion purposes only and may not be relied upon as legal or investment advice, nor is it intended to be inclusive of all the risks and uncertainties that should be considered. This presentation does not constitute an offer to purchase or sell any securities, nor shall it be construed to be indicative of the terms of an offer that the parties or their respective affiliates would accept. Readers are advised that the financial information in this presentation is based on company data available at the time of this presentation and, in certain circumstances, may not have been audited by the company’s independent auditors.

Information is unaudited, estimated and subject to change. 2 PORTFOLIO COMPOSITION 93% of Chimera's equity capital is allocated to mortgage credit Billions 3.6 3.0 0.8 8.0 Equity Recourse Non-Recourse Residential Mortgage Credit Portfolio Agency MBS Portfolio 0 1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 Total Assets: 14.4 billion Total Assets: 1.1 billion All data is shown at carrying value as of September 30, 2021 Equity Recourse Non-Recourse

Information is unaudited, estimated and subject to change. 3 12% 7% 81% Non-Agency MBS Agency CMBS and RMBS Loan Portfolio GAAP ASSET ALLOCATION Based on fair value. 12% 9% 79% Non-Agency MBS Agency CMBS and RMBS Loan Portfolio September 30, 2021 June 30, 2021 Chimera continues to focus on its Residential Credit portfolios Total Portfolio: $15.6 billion Total Portfolio: $15.4 billion

Information is unaudited, estimated and subject to change. 4 25% 7% 1% 67% Non-Agency and Loans Secured Financing (1) Agency Secured Financing Non-Recourse Debt, Securitized RMBS Non-Recourse Debt, Securitized Loans GAAP FINANCING SOURCES 21% 8% 1%70% Non-Agency and Loans Secured Financing (1) Agency Secured Financing Non-Recourse Debt, Securitized RMBS Non-Recourse Debt, Securitized Loans (1) Includes secured financing of retained tranches from loan securitizations that are eliminated in consolidation. Securitized debt provides optimal long-term non-recourse financing for Chimera's loan portfolio September 30, 2021 June 30, 2021 Total Portfolio: $11.8 billion Total Portfolio: $12.0 billion (Rate: 2.4%) (Rate: 2.5%) (Rate: 0.2%) (Rate: 2.8%) (Rate: 0.2%) (Rate: 3.1%)

Information is unaudited, estimated and subject to change. 5 NON-AGENCY FINANCING Chimera continues to focus on longer term and non-mark- to-market financing for its non-agency portfolio M ill io ns 452 785 — — 117 335 327 31 Mark-to-Market Limited Mark-to-Market Non Mark-to-Market 0 - 3 Months 3 - 6 Months 6 - 12 Months Greater Than 12 Months — 250 500 750 1,000 M ill io ns 1,153 — 121 591 175 Mark-to-Market Limited Mark-to-Market Non Mark-to-Market 0 - 3 Months 3 - 6 Months 6 - 12 Months Greater Than 12 Months — 250 500 750 1,000 1,250 September 30, 2021 June 30, 2021 Total Non-Agency Secured Financing: $2.0 billion(1) Total Non-Agency Secured Financing: $2.1 billion(1) (1) Excludes secured financing on residential mortgage loans. 26

Information is unaudited, estimated and subject to change. 6 RESIDENTIAL MORTGAGE CREDIT PORTFOLIO AGENCY PORTFOLIO(1) TOTAL PORTFOLIO GROSS ASSET YIELD: 6.1% 8.7% 6.3% FINANCING COSTS 2.6% 0.2% 2.4% NET INTEREST SPREAD: 3.5% 8.5% 3.9% NET INTEREST MARGIN: 3.9% 8.6% 4.3% All data based on the quarter ended September 30, 2021 (1) Includes $14 million of additional income received from prepayment penalties. Gross Asset Yield is approximately 3.7% excluding these items. NET INVESTMENT ANALYSIS Strong net interest spread resulting from a reduction in financing cost

NET ASSET BREAKDOWN

Chimera invests in RMBS securities and securities created through the CIM Sponsored securitizations. Loans are financed through Financing Trusts.

Investments		Chimera Subsidiaries		Securitization Trusts (1)		Financing Trusts		Total
Non-Agency RMBS, at fair value	$	1,465,709	$	424,320	$	—	$	1,890,029
Agency RMBS, at fair value		65,889		—		—		65,889
Agency CMBS, at fair value		1,062,131		—		—		1,062,131
Residential Mortgage Loans		—		11,252,027		1,281,836		12,533,863
Total Invested Assets	$	2,593,729	$	11,676,347	$	1,281,836	$	15,551,912
Securitized Debt (Non-Recourse), collateralized by:								
Non-Agency RMBS	$	—	$	92,204	$	—	$	92,204
Residential Mortgage Loans		—		7,947,644		—		7,947,644
Total Securitized Debt (Non-recourse)	$	—	$	8,039,848	$	—	$	8,039,848
Invested Assets less Securitized Debt	$	2,593,729	$	3,636,499	$	1,281,836	$	7,512,064
Secured Financing Agreements (Recourse):								
Non-Agency RMBS	$	741,488	$	109,436	$	—	$	850,924
Agency RMBS		24,700		—		—		24,700
Agency CMBS		795,873		—		—		795,873
Residential Mortgage Loans		—		1,195,738		921,101		2,116,839
Total Secured Financing Agreements	$	1,562,061	$	1,305,174	$	921,101	$	3,788,336
Net Assets	$	1,031,668	$	2,331,325	$	360,735	$	3,723,728

All data as of September 30, 2021

$ in thousands

(1) Includes $870 million of loans account for as secured borrowings and $657 million of securitized debt (non-recourse).

Information is unaudited, estimated and subject to change.

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CHIMERA INVESTMENT CORPORATION

CONSOLIDATED LOAN SECURITIZATIONS

VINTAGE	DEAL	TOTAL ORIGINAL FACE	TOTAL OF TRANCHES SOLD	TOTAL OF TRANCHES RETAINED	TOTAL REMAINING FACE	REMAINING FACE OF TRANCHES SOLD	REMAINING FACE OF TRANCHES RETAINED	Call Date
2021	CIM 2021-R5	$450,396	$382,836	$67,560	$445,257	$377,897	$67,360	August 2024
2021	CIM 2021-R4	545,684	463,831	81,853	511,480	429,228	82,252	June 2024
2021	CIM 2021-R3	859,735	730,775	128,960	772,625	642,650	129,975	April 2024
2021	CIM 2021-NR3	117,373	82,161	35,212	106,035	71,638	34,397	April 2022
2021	CIM 2021-R2	1,497,213	1,272,631	224,582	1,309,102	1,081,840	227,262	March 2025
2021	CIM 2021-NR2	240,425	180,318	60,107	218,423	157,541	60,882	March 2022
2021	CIM 2021-R1	2,098,584	1,783,797	314,787	1,813,623	1,493,530	320,093	February 2025
2021	CIM 2021-NR1	232,682	162,877	69,805	202,702	130,228	72,474	February 2022
2020	CIM 2020-NR1	131,860	84,165	47,695	119,930	67,185	52,745	November 2021
2020	CIM 2020-R7[1]	653,192	562,023	91,169	555,985	464,813	91,172	November 2023
2020	CIM 2020-R6	418,390	334,151	84,239	359,048	274,879	84,169	October 2023
2020	CIM 2020-R5	338,416	257,027	81,389	248,528	166,829	81,699	Clean-up Call
2020	CIM 2020-R4	276,316	207,237	69,079	239,851	170,484	69,367	June 2022
2020	CIM 2020-R3	438,228	328,670	109,558	349,755	240,230	109,525	May 2022
2020	CIM 2020-R2	492,347	351,926	140,421	394,036	319,681	74,355	Clean-up Call
2020	CIM 2020-R1	390,761	317,608	73,153	324,649	251,493	73,156	February 2023
2019	CIM 2019-R5	315,039	252,224	62,815	226,051	163,381	62,670	Clean-up Call
2019	CIM 2019-R4	320,802	200,000	120,802	240,588	176,744	63,844	November 2022
2019	CIM 2019-R3[1]	342,633	291,237	51,396	239,834	188,098	51,736	October 2022
2019	CIM 2019-R2	464,327	358,172	106,155	375,557	270,542	105,015	Clean-up Call
2019	CIM 2019-R1	371,762	297,409	74,353	292,640	218,669	73,971	August 2022
2018	CIM 2018-R6	478,251	334,775	143,476	298,733	157,626	141,107	October 2021
2018	CIM 2018-R5	380,194	266,136	114,058	220,766	109,717	111,049	July 2021
2018	CIM 2018-R3	181,073	146,669	34,404	95,891	62,685	33,206	April 2023
2017	CIM 2017-7	512,446	341,062	171,384	300,224	143,875	156,349	September 2022
2016	CIM 2016-FRE1	185,811	115,165	70,646	92,387	33,134	59,253	November 2021
2012	CSMC 2012-CIM3	329,886	305,804	24,082	29,188	22,368	6,820	Clean-up Call
2008	PHHMC 2008-CIM1	619,710	549,142	70,568	10,908	8,009	2,899	Clean-up Call
	TOTAL	$13,683,536	$10,959,828	$2,723,708	$10,393,796	$7,894,994	$2,498,802	

All data as of September 30, 2021
$ in thousands
(1) Accounted for as a secured borrowing

Information is unaudited, estimated and subject to change.

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CHIMERA INVESTMENT CORPORATION

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